UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	43-1273600
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Financial Plaza 501 North Broadway St. Louis, MO	63102-2102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.125% Non-Cumulative Preferred Stock, Series C	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-238118 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Securities to be Registered.

The securities to be registered hereby are the depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of 6.125% Non-Cumulative Preferred Stock, Series C, $1.00 par value per share and $25,000 liquidation preference per share (the “Series C Preferred Stock”), of Stifel Financial Corp. (the “Registrant”). The descriptions of the Series C Preferred Stock and the Depositary Shares are contained in the sections captioned “Description of the Series C Preferred Stock” and “Description of the Depositary Shares,” each in the Registrant’s Prospectus Supplement, dated May 12, 2020, to the Registrant’s Prospectus, dated May 8, 2020, included in the Registrant’s registration statement on Form S-3 (File No. 333-238118) and each of those sections is incorporated herein by reference.

If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Securities and Exchange Commission and will be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description of Exhibit

1.	Restated Certificate of Incorporation, as amended, filed with the Secretary of State of Delaware on June 3, 2009, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (333-160523) filed on July 10, 2009.

2.	Certificate of Amendment to Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on December 22, 2017, incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (333-222290) filed on December 26, 2017.

3.	Second Amendment to the Restated Certificate of Incorporation, filed with the Secretary of the State of Delaware on June 6, 2018, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 6, 2018.

4.	Certificate of Designations, Preferences, and Rights of the Special Voting Preferred Stock, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 1, 2010.

5.	Certificate of Designations of 6.25% Non-Cumulative Preferred Stock, Series A, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 15, 2016.

6.	Certificate of Designations of 6.25% Non-Cumulative Preferred Stock, Series B, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 28, 2019.

7.	Certificate of Designations of the Registrant with respect to the Series C Preferred Stock, dated May 18, 2020, filed with the Secretary of State of the State of Delaware and effective May 18, 2020.

8.	Deposit Agreement, dated May 19, 2020, among the Registrant, Computershare Inc., and Computershare Trust Company, N.A., jointly as Depositary, and the holders from time to time of the depositary receipts described therein.

9.	Form of certificate representing the Series C Preferred Stock.

10.	Form of Depositary Receipt (included in Exhibit 8 hereto).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: May 19, 2020	By:	/s/ James M. Marischen
		Name:	James M. Marischen
		Title:	Chief Financial Officer